CONTROL AGREEMENT WITH A SECURITIES INTERMEDIARY

To:	Wells Fargo Brokerage Services, LLC. (the “Securities Intermediary”)

Attention:	Dan Kraft

Re:	Fargo Electronics, Inc. (the “Pledgor”)

Address:	6533 Flying Cloud Drive
Eden Prairie, MN 55344

Taxpayer ID Number: 41-1959505

The Securities Intermediary’s Account No. ______(the “Account”) Investment Property pledged: ☒ All Investment Property in Account, or ☐ Investment Property in the account listed on Attachment A to this Agreement (If the entire Account is pledged, “Investment Property” ☒ will Include ☐ will not include reinvested interest, all dividends, capital gains per existing instructions from pledgor, and all proceeds of the foregoing.)

Dear Sir or Madam:

                A.            This is to advise you that Pledgor has given the Secured Party a security interest in the  Investment Property described above and credited or to be credited to the above referenced Account has been pledged to LaSalle Bank National Association, as Agent for the Lender Parties (the “Secured Party”), pursuant to the terms of a collateral pledge agreement securing certain obligations of the Pledgor to the Secured Party.

                B.            The Pledgor acknowledges and agrees that in the event of any inconsistency between this Control Agreement With a Securities Intermediary (this “Agreement”) and the terms of any other agreement regarding the Account, this Agreement shall govern.  Without limiting the foregoing, the Pledgor shall have no right to purchase any financial assets on margin or to make any withdrawals from the Account (whether by telephone request, check, credit card or otherwise) except with the prior written consent of the Secured Party or as set forth in subparagraph F.4(b) below.  Pledgor has advised the Secured Party that there currently is not in effect any pledge by the Pledgor of the Investment Property to any party other than the Secured Party.

                C.            Accordingly, the Secured Party and the Pledgor agree to the following terms relating to the control of the Investment Property and jointly request that the Securities Intermediary agrees: (1) to register this pledge on its books and control the Investment Property on behalf of and at the direction of the Secured Party; (2) to permit no person or entity, including the Pledgor, except as set forth in subparagraph F.4(b) below, to withdraw, redeem, sell, exchange, substitute or otherwise dispose of the Investment Property, or any proceeds thereof, until the Secured Party has released its pledge in writing; (3) not to register on its books any other pledge to the Investment Property until the Secured Party has released its pledge in writing; and (4) to either redeem and deliver the proceeds of the Investment Property to the Secured Party or transfer the Investment Property to the Secured Party upon demand and without further notice or consent from the Pledgor.  By signing the acknowledgment below, the Securities Intermediary agrees to such requests of the Secured Party and the Pledgor.

                D.            This Control Agreement with a Securities Intermediary (the “Agreement”) establishes the Secured Party as a registered pledgee in control of the Investment Property, with all rights and privileges granted to a registered pledgee or purchaser under Article 8 and 9 of the Uniform Commercial Code in the State of Minnesota. The Securities Intermediary agrees to subordinate any security interest it may have in the Investment Property to the Secured Party’s security interest in such property, the Securities Intermediary also understands that the Secured Party may from time to time partially release Investment Property or any proceeds of the Investment Property pursuant to the terms of the collateral pledge agreement, and that any such partial release shall not result in a release of the remainder of the Investment Property pledged to and controlled by the Secured Party pursuant to this Agreement.

                E.             The Securities Intermediary’s records show that Pledgor is the sole owner of the Investment Property and that Securities Intermediary has not been served with any notices of levy or received notice of any security interest in or other claim to the Investment Property or any portion of the Investment Property, other than this Agreement. The Securities Intermediary is not presently obligated to accept transfer and redemption notices from any person.

                F.             The Securities Intermediary agrees:

(1)	that it holds the Investment Property on behalf of the Secured Party;

(2)	that it will comply with all of the Secured Party’s entitlement orders relating to the Account without any further consent of the Pledgor, including all notices from the Secured Party to trade or redeem any Investment Property, or to transfer or pay any Investment Property to the Secured Party or anyone that the Secured Party designates;

(3)	that by entering into this Agreement, the Pledgor, the Secured Party and the Securities Intermediary are giving the Secured Party control over the Investment Property and are perfecting the Secured Party’s security interest in the Investment Property by control;

(4)	without the prior written consent of the Secured Party, the Securities Intermediary will not: (a) enter into any agreements by which Securities Intermediary agrees to comply with transfer or redemption orders of any person other than the Secured Party with respect to the Investment Property, or any portion of the Investment Property; or (b) allow any withdrawals of any Investment Property from the Account and will not deliver, transfer or pay any portion or all of the Investment Property to the Pledgor or any other person; provided, that until Securities Intermediary receives notice from the Secured Party that Pledgor’s withdrawal rights under this proviso clause are canceled, the Secured Party consents to the withdrawal of Investment Property from the Account; and

(5)	to send duplicate copies of any and all statements of the Account and confirmations of transactions involving Investment Property to the Secured Party at its address set forth below.

                G.            The Account and this Agreement shall be governed by the internal laws of the state of Minnesota.  Securities Intermediary is a “securities intermediary” with respect to the Account and the Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code as adopted in Minnesota, Minn. Stat. Ch. 336, Article 8 (“Minnesota Article 8”).  Notwithstanding the terms of any other agreement, Minnesota is Securities Intermediary’s jurisdiction for purposes of Minnesota Article 8.  Securities Intermediary expressly agrees that each and every item of property held in the Account is and will be treated as a “financial asset” within the meaning of Minnesota Article 8.

                H.            Nothing in this Agreement can be waived, changed or cancelled, except by a writing signed by the Secured Party.  Nothing in this Agreement will be affected by any act or omission by anyone.  This Agreement overrides all other present and future agreements to the contrary.

                I.              The Securities Intermediary will make all reports relating to the Collateral to federal, state and local tax authorities under the name and tax identification number of the Pledgor.

                J.             Please confirm your consent and agreement to the terms of this Agreement by executing this Agreement as soon as possible and returning it to the Secured Party at the address and to the attention of the individual indicated below.

SECURED PARTY

LASALLE BANK NATIONAL ASSOCIATION, as Agent for the Lender Parties

By:	/s/ Ann Pifer

Its:	First Vice President

Dated:	June 25, 2001

Secured Party’s Address:

601 Second Avenue South
Suite 4100
Minneapolis, MN 55402
Attention: Ms. Ann Pifer

PLEDGOR

Pledgor hereby directs and authorizes the Securities Intermediary to execute this Agreement for Pledgor.

FARGO ELECTRONICS, INC.

By:	/s/ Jeffrey D. Upin

Its:	VP Admin & General Counsel

Dated:	6/29/01

SECURITIES INTERMEDIARY

                The undersigned agrees to all provisions of this Agreement, this 3rd day of July, 2001.

Wells Fargo Brokerage Services, LLC

By:	/s/ Dan Kraft

Its:	Vice President